Registration No. 333-215000

As filed with the Securities and Exchange Commission on April 17, 2017

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM S-1

Amendment # 2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

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REMARO GROUP CORP.

 (Exact name of registrant as specified in its charter)

Nevada (State or Other Jurisdiction of Incorporation or Organization)	36-4833921 IRS Employer Identification Number	4724 Primary Standard Industrial Classification Code Number

Calle Robles, Casa 25,

Quito,  Ecuador

Tel.  +56-2-2979-1247

Email: remarogroup@yandex.com

 (Address and telephone number of principal executive offices)

EastBiz.com, Inc.

5348 Vegas Drive

Las Vegas, Nevada 89108

Tel. 702-871-8678

 (Name, address and telephone number of agent for service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

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If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box: [x]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [  ]

If this form is a post-effective registration statement filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [  ]

If this form is a post-effective registration statement filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (check one):

Large accelerated filer [  ]  Accelerated filer [  ]  Non-accelerated filer [  ] Smaller reporting company [x]

Calculation Of Registration Fee

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock	8,000,000	0.01	80,000	8.06

(1) In the event of a stock split, stock dividend or similar transaction involving our common stock, the number of shares registered shall automatically be increased to cover the additional shares of common stock issuable pursuant to Rule 416 under the Securities Act of 1933, as amended.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) of the Securities Act.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the securities act of 1933, or until the registration statement shall become effective on such date as the commission, acting pursuant to section 8(a), may determine.

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PROSPECTUS

The information in this prospectus may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted. There is no minimum purchase requirement for the offering to proceed.

REMARO GROUP CORP.

8,000,000 SHARES OF COMMON STOCK

$0.01 PER SHARE

This is the initial offering of common stock of Remaro Group Corp. (the “Company”) and no public market currently exists for the securities being offered. We are registering for sale a total of 8,000,000 shares of common stock at a fixed price of $0.01 per share to the general public in a best efforts offering. We estimate our total offering registration costs to be approximately $8,000. There is no minimum number of shares that must be sold by us for the offering to proceed, and we will retain the proceeds from the sale of any of the offered shares. The offering is being conducted on a self-underwritten, best efforts basis, which means our President, Marina Funt, will attempt to sell the shares. We are making this offering without the involvement of underwriters or broker-dealers.

This Prospectus will permit our President to sell the shares directly to the public, with no commission or other remuneration payable to her for any shares she may sell. Ms. Funt will sell all the shares registered herein. In offering the securities on our behalf, she will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities and Exchange Act of 1934. The shares will be offered at a fixed price of $0.01 per share for a period of of two hundred and forty (240) days from the effective date of this prospectus. The offering shall terminate on the earlier of (i) when the offering period ends (240 days from the effective date of this prospectus), (ii) the date when the sale of all 8,000,000 shares is completed, (iii) when the Board of Directors decides that it is in the best interest of the Company to terminate the offering prior the completion of the sale of all 8,000,000 shares registered under the Registration Statement of which this Prospectus is part.

Remaro Group Corp. is a development stage company and has recently started its operations. To date we have been involved primarily in organizational activities. We do not have sufficient capital for operations. Any investment in the shares offered herein involves a high degree of risk. You should only purchase shares if you can afford the loss of your investment. Our independent registered public accountant has issued an audit opinion which includes an explanatory paragraph expressing substantial doubt as to our ability to continue as a going concern.

The Company is not a shell company as that term is defined in Rule 405 of the Securities Act of 1933, as amended, and in this regard, it does not have a present intention to effect a reverse merger or back door registration with a private entity.

There has been no market for our securities and a public market may never develop, or, if any market does develop, it may not be sustained. Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the Financial Industry Regulatory Authority (“FINRA”) for our common stock to be eligible for trading on the Over-the-Counter Bulletin Board. To be eligible for quotation, issuers must remain current in their quarterly and annual filings with the Securities and Exchange Commission (“SEC”). If we are not able to pay the expenses associated with our reporting obligations we will not be able to apply for quotation on the OTC Bulletin Board. We do not yet have a market maker who has agreed to file such application. There can be no assurance that our common stock will ever be quoted on a stock exchange or a quotation service or that any market for our stock will develop.

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act (“JOBS Act”).

The purchase of the securities offered through this prospectus involves a high degree of risk. You should carefully read and consider the section of this prospectus entitled “risk factors” on pages 7 through 12 before buying any shares of Remaro Group Corp.’s common stock.

Neither the sec nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the securities and exchange commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED __________, 2017

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TABLE OF CONTENTS

PROSPECTUS SUMMARY	5
RISK FACTORS	7
FORWARD-LOOKING STATEMENTS	12
USE OF PROCEEDS	13
DETERMINATION OF OFFERING PRICE	13
DILUTION	14
MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS	17
DESCRIPTION OF BUSINESS	20
LEGAL PROCEEDINGS	23
DIRECTORS, EXECUTIVE OFFICERS, PROMOTER AND CONTROL PERSONS	23
EXECUTIVE COMPENSATION	25
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	26
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	26
PLAN OF DISTRIBUTION	27
DESCRIPTION OF SECURITIES	28
INDEMNIFICATION	30
INTERESTS OF NAMED EXPERTS AND COUNSEL	30
EXPERTS	30
AVAILABLE INFORMATION	30
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE	31
INDEX TO THE FINANCIAL STATEMENTS	31

We have not authorized any dealer, salesperson or other person to give any information or represent anything not contained in this prospectus. You should not rely on any unauthorized information. This prospectus is not an offer to sell or buy any shares in any state or other jurisdiction in which it is unlawful. The information in this prospectus is current as of the date on the cover. You should rely only on the information contained in this prospectus.

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PROSPECTUS SUMMARY

As used in this prospectus, unless the context otherwise requires, “we,” “us,” “our,” and “Remaro Group Corp.” Refers to Remaro Group Corp. The following summary does not contain all of the information that may be important to you. You should read the entire prospectus before making an investment decision to purchase our common stock.

REMARO GROUP CORP.

Remaro Group Corp. was incorporated in Nevada on March 31, 2016. We are a touristic agency, currently located in Ecuador, that seeks tour guides for individual or group tours in particular localities. We aim to offer services of a freelance local guide, known also as a pointman (hereinafter referred as ‘guide’ or ‘local guide’) around the vicinities of our customers’ choice. The services are aimed at private persons, or groups of them on a collective voyage.

We intend to use the net proceeds from this offering to develop our business operations (See “Description of Business” and “Use of Proceeds”). To implement our plan of operations we require a minimum of $32,000 for the next twelve months as described in our Plan of Operations. We have to sell minimum 50% of the offering shares to obtain our required minimum ($32,000) of net offering proceeds taking into account the anticipated $8,000 costs of the offering. There is no assurance that we will generate sufficient revenue in the first 12 months after completion of our offering or ever generate additional revenue.

Being a development stage company, we have a very limited operating history. If we do not generate sufficient revenue, we may need a minimum of $10,000 of additional funding to pay for ongoing SEC filing requirements. We do not currently have any arrangements for additional financing. Our principal executive offices are located in Ecuador at Calle Robles, Casa 25, Quito. Our phone number is +56-2-2979-1247.

From inception (March 31, 2016) until the date of this filing, we have had limited operating activities. Our financial statements from inception (March 31, 2016) through January 31, 2017 report $4,000 of revenue and a net loss of $2,440. As of January 31, 2017, we had $6,624 in cash. The current rate at which we use funds in our operations is approximately $833 a month. The period of time we will be able to conduct planned operations using currently-available capital resources is approximately 7 months. Our independent registered public accounting firm has issued an audit opinion for Remaro Group Corp., which includes an explanatory paragraph expressing substantial doubt as to our ability to continue as a going concern. To date, we have established our Company and developed our business plan and developed. We signed Service Agreement on September 8, 2016 and generated $2,000 of revenue. On December 16, we signed the second Service Agreement and as the result of the agreement, we generated additional $2,000 of revenue.

As of the date of this prospectus, there is no public trading market for our common stock and no assurance that a trading market for our securities will ever develop.

Proceeds from this offering are required for us to proceed with our business plan over the next twelve months. We require minimum funding of approximately $32,000 to conduct our proposed operations and pay all expenses for a minimum period of one year including expenses associated with this offering and maintaining a reporting status with the SEC. If we are unable to obtain minimum funding of approximately $32,000, our business may fail. Since we are presently in the development stage of our business, we can provide no assurance that we will successfully sell any products or services related to our planned activities.

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THE OFFERING

The Issuer:	Remaro Group Corp.
Securities Being Offered:	8,000,000 shares of common stock
Price Per Share:	$0.01
Duration of the Offering:

The shares will be offered for a period of two hundred and forty (240) days from the effective date of this prospectus. The offering shall terminate on the earlier of (i) when the offering period ends (240 days from the effective date of this prospectus), (ii) the date when the sale of all 8,000,000 shares is completed, (iii) when the Board of Directors decides that it is in the best interest of the Company to terminate the offering prior the completion of the sale of all 8,000,000 shares registered under the Registration Statement of which this Prospectus is part.

Gross Proceeds	If 25% of the shares sold - $20,000 If 50% of the shares sold - $40,000 If 75% of the shares sold - $60,000 If 100% of the shares sold - $80,000
Securities Issued and Outstanding:

There are 8,000,000 shares of common stock issued and outstanding as of the date of this prospectus, held by our sole officer and director, Marina Funt.

If we are successful at selling all the shares in this offering, we will have 16,000,000 shares issued and outstanding.

Subscriptions	All subscriptions once accepted by us are irrevocable.
Registration Costs	We estimate our total offering registration costs to be approximately $8,000.
Risk Factors	See “Risk Factors” and the other information in this prospectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

There is no assurance that we will raise the full $80,000 as anticipated and there is no guarantee that we will receive any proceeds from the offering.

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SUMMARY FINANCIAL INFORMATION

The tables and information below are derived from our unaudited financial statements for the period from March 31, 2016 (Inception) to January 31, 2017.

Balance Sheet Data	As of January 31, 2017 ($)	As of July 31, 2016 ($)
Cash	6,624	86
Total Assets	6,624	86
Total Liabilities	1,064	1,064
Total Stockholder’s Equity/Deficit	5,560	(978)

Statement of Operations Data	From March 31, 2016 (Inception) to July 31, 2016 ($)
Total Expenses	978
Net Loss	(978)

Statement of Operations Data	SIX-MONTH PERIOD ENDED JANUARY 31, 2017 ($)
Revenue	4,000
Total Expenses	5,462
Net Loss	(1,462)

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. The trading price of our common stock, when and if we trade at a later date, could decline due to any of these risks, and you may lose all or part of your investment.

Risks related to our business

Because we have a limited operating history, have yet to attain profitable operations and will need additional financing to fund our businesses, there is doubt about our ability to continue as a going concern

Our financial statements for the period from March 31, 2016 (inception) to January 31, 2017 have been prepared assuming that we will continue as a going concern. This means that there is substantial doubt that we can continue as an ongoing business for the next twelve months. The financial statements do not include any adjustments that might result from the uncertainty about our ability to continue in business. As such we may have to cease operations and you could lose your investment.

We may continue to lose money, and if we do not achieve profitability, we may not be able to continue our business.

We are a company with limited operations and have incurred expenses and losses. In addition, we expect to continue to incur significant operating expenses. As a result, we will need to generate significant revenues to achieve profitability, which may not occur. We expect our operating expenses to increase as a result of our planned expansion. Even if we do achieve profitability, we may be unable to sustain or increase profitability on a quarterly or annual basis in the future. We expect to have quarter-to-quarter fluctuations in revenues, expenses, losses and cash flow, some of which could be significant. Results of operations will depend upon numerous factors, some beyond our control, including regulatory actions, market acceptance of our products and services, new products and service introductions, and competition.

We are solely dependent upon the funds to be raised in this offering to start our business, the proceeds of which may be insufficient to achieve sufficient revenues and profitable operations. We may need to obtain additional financing which may not be available.

Our current operating funds are less than necessary to complete our intended operations. We need the proceeds from this offering to start our operations as described in the “Plan of Operation” section of this prospectus. As of January 31, 2017, we had cash in the amount of $6,624 and liabilities of $1,064. As of this date, we have no income and just recently started our operation. The proceeds of this offering may not be sufficient for us to achieve profitable operations. We need additional funds to achieve a sustainable sales level where ongoing operations can be funded out of revenues. There is no assurance that any additional financing will be available or if available, on terms that will be acceptable to us.

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We require minimum funding of approximately $32,000 to conduct our proposed operations for a period of one year. If we are not able to raise this amount, or if we experience a shortage of funds prior to funding we may utilize funds from Marina Funt, our sole officer and director, who has informally agreed to advance funds to allow us to pay for professional fees, including fees payable in connection with the filing of this registration statement and operation expenses. However, Ms. Funt has no formal commitment, arrangement or legal obligation to advance or loan funds to the Company. After one year we may need additional financing. If we do not generate sufficient revenue we may need a minimum of $10,000 of additional funding to pay for ongoing SEC filing requirements. We do not currently have any arrangements for additional financing.

 If we are successful in raising the funds from this offering, we plan to commence activities to continue our operations. We cannot provide investors with any assurance that we will be able to raise sufficient funds to continue our business plan according to our plan of operations.

We are a development stage company and have commenced limited operations in our business. We expect to incur significant operating losses for the foreseeable future.

We were incorporated on March 31, 2016, and to date have been involved primarily in organizational activities. We have commenced limited business operations. Accordingly, we have no way to evaluate the likelihood that our business will be successful. Potential investors should be aware of the difficulties normally encountered by new companies and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the operations that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to the ability to generate sufficient cash flow to operate our business, and additional costs and expenses that may exceed current estimates. We anticipate that we will incur increased operating expenses without realizing substantial revenues. We expect to incur significant losses into the foreseeable future. We recognize that if the effectiveness of our business plan is not forthcoming, we will not be able to continue business operations. There is no history upon which to base any assumption as to the likelihood that we will prove successful, and it is doubtful that we will generate any substantial revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

We have limited sales and marketing experience, which increases the risk that our business will fail.

We have no experience in the marketing of travel agency and have only nominal sales and marketing experience. Our future success will depend, among other factors, upon whether our services can be sold at a profitable price and the extent to which consumers acquire, adopt, and continue to use them. There can be no assurance that our travel agency will gain wide acceptance in its targeted markets or that we will be able to effectively market our services.

We are in a competitive market which could impact our ability to gain market share which could harm our financial performance.

The business niche of travel agency is very competitive. Barriers to entry are relatively low, and we face competitive pressures from companies anxious to join this niche. There are a number of successful travel agencies operated by proven companies that offer similar niche services, which may prevent us from gaining enough market share to become successful.  These competitors have existing customers that may form a large part of our targeted client base, and such clients may be hesitant to switch over from already established competitors to our service.  If we cannot gain enough market share, our business and our financial performance will be adversely affected.

Some of our competitors may be able to use their financial strength to dominate the market, which may affect our ability to generate revenues.

Some of our competitors may be much larger companies than us and very well capitalized. They could choose to use their greater resources to finance their continued participation and penetration of this market, which may impede our ability to generate sufficient revenue to cover our costs. Their better financial resources could allow them to significantly out spend us on research and development, as well as marketing and production. We might not be able to maintain our ability to compete in this circumstance.

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We cannot guarantee future customers. Even if we obtain customers, there is no assurance that we will be able to generate a profit. If that occurs we will have to cease operations.

We have not identified any customers and we cannot guarantee that we will be able to attract future customers. Even if we obtain new customers for our service, there is no guarantee that we will make a profit. If we are unable to attract enough customers to operate profitably, we will have to suspend or cease operations.

Because we are small and do not have much capital, our marketing campaign may not be enough to attract sufficient number of customers to operate profitably. If we do not make a profit, we will suspend or cease operations.

Due to the fact we are small and do not have much capital, we must limit our marketing activities and may not be able to make our services known to potential customers. Because we will be limiting our marketing activities, we may not be able to attract enough customers to operate profitably. If we cannot operate profitably, we may have to suspend or cease operations.

Because our sole officer and director will own 50% of our outstanding common stock, she will make and control corporate decisions that may be disadvantageous to minority shareholders.

Ms. Funt, our sole officer and director, will own 50% or more of the outstanding shares of our common stock. Accordingly, she will have significant influence in determining the outcome of all corporate transactions or other matters, including the election of directors, mergers, consolidations and the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control. The interests of Ms. Funt may differ from the interests of the other stockholders and may result in corporate decisions that are disadvantageous to other shareholders.

We depend to a significant extent on certain key person, the loss of whom may materially and adversely affect our company.

Currently, we have only one employee who is also our sole officer and director. We depend entirely on Marina Funt for all of our operations. The loss of Ms. Funt would have a substantial negative effect on our company and may cause our business to fail. Ms. Funt has not been compensated for her services since our incorporation, and it is highly unlikely that she will receive any compensation unless and until we generate substantial revenues. There is intense competition for skilled personnel and there can be no assurance that we will be able to attract and retain qualified personnel on acceptable terms. The loss of Ms. Funt’s services could prevent us from completing the development of our plan of operation and our business. In the event of the loss of services of such personnel, no assurance can be given that we will be able to obtain the services of adequate replacement personnel.

We do not have any employment agreements or maintain key person life insurance policies on our officer and director. We do not anticipate entering into employment agreements with her or acquiring key man insurance in the foreseeable future.

Because our sole officer and director will only be devoting limited time to our operations, our operations may be sporadic which may result in periodic interruptions or suspensions of operations. This activity could prevent us from attracting enough customers and result in a lack of revenues which may cause us to cease operations.

Marina Funt, our sole officer and director will only be devoting limited time to our operations. She will be devoting approximately 20 hours a week to our operations. Because our sole office and director will only be devoting limited time to our operations, our operations may be sporadic and occur at times which are convenient to her. As a result, operations may be periodically interrupted or suspended which could result in a lack of revenues and a possible cessation of operations.

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Our sole officer and director has no experience managing a public company which is required to establish and maintain disclosure control and procedures and internal control over financial reporting.

We have never operated as a public company. Marina Funt, our sole officer and director has no experience managing a public company which is required to establish and maintain disclosure controls and procedures and internal control over financial reporting. As a result, we may not be able to operate successfully as a public company, even if our operations are successful. We plan to comply with all of the various rules and regulations, which are required for a public company that is a reporting company with the Securities and Exchange Commission. However, if we cannot operate successfully as a public company, your investment may be materially adversely affected.

Our principal executive office, sole officer and director as well as the company’s assets are located in Ecuador. . Any attempt to enforce to effecting service of process, enforcing judgments and bringing original actions in Ecuador may be difficult. The stockholders from the United States would face difficulty in effecting service of process against our officers.

Our key Officer and Director, Ms. Funt resides primarily in Ecuador. Our principal executive office as well as the company’s assets are located in Ecuador. Any attempt to enforce to effecting service of process, enforcing judgments and bringing original actions in Ecuador may be difficult.

The U.S. stockholders would face difficulty in:

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effecting service of process within the United States on our officers;

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enforcing judgments obtained in U.S. courts based on the civil liability provisions of the U.S. federal securities laws against the officers;

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enforcing judgments of U.S. courts based on civil liability provisions of the U.S. federal securities laws in foreign courts against our officers; and

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bringing an original action in foreign courts to enforce liabilities based on the U.S. federal securities laws against our officers.

We are an “emerging growth company” under the jobs act, and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors.

We qualify as an “emerging growth company” under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

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have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

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provide an auditor attestation with respect to management’s report on the effectiveness of our internal controls over financial reporting;

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comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

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submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay” and “say-on-frequency;” and

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disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the Chief Executive’s compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

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We will remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues is $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates is $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

Until such time, however, we cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

Risks associated with this offering

Because the offering price has been arbitrarily set by the company, you may not realize a return on your investment upon resale of your shares.

The offering price and other terms and conditions relative to the Company’s shares have been arbitrarily determined by us and do not bear any relationship to assets, earnings, book value or any other objective financial criteria. Additionally, as the Company was formed on March 31, 2016, and has only a limited operating history with no earnings, the price of the offered shares is not based on its past earnings, and no investment banker, appraiser, or other independent third party, has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares, as such our stockholders may not be able to receive a return on their investment when they sell their shares of common stock.

We are selling this offering without an underwriter and may be unable to sell any shares.

This offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell our shares through our President, who will receive no commissions. There is no guarantee that she will be able to sell any of the shares. Unless she is successful in receiving the proceeds in the amount of $80,000 from this offering, we may have to seek alternative financing to implement our business plan.

There is no minimum number of shares that must be sold in this offering and the proceeds from the offering will not be returned to investors regardless of the number of securities sold in this offering.

There is no minimum number of shares that must be sold in this offering, even if we raise a nominal amount of money. The funds raised in this offering may not be sufficient to defray the costs associated with making this offering and provide us with enough working capital to successfully launch our business.  Because there is no minimum number of shares that must be sold in this offering, the funds raised in this offering may not be sufficient to cover our operating expenses and therefore, we may have to curtail or liquidate our operations. The proceeds from this offering will not be returned to investors regardless of the number of securities sold in this offering under any circumstances.

The regulation of penny stocks by the SEC and FINRA may discourage the tradability of the Company's securities.

The shares being offered are defined as a penny stock under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and rules of the Commission. The Exchange Act and such penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors who are, generally, institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 ($300,000 jointly with spouse), or in transactions not recommended by the broker-dealer. For transactions covered by the penny stock rules, a broker dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and deliver certain disclosures required by the Commission. Consequently, the penny stock rules may make it difficult for you to resell any shares you may purchase, if at all.

Our president, Ms. Funt does not have any prior experience offering and selling securities, and our offering does not require a mimimum amount to be raised. As a result of this we may not be able to raise enough funds to commence and sustain our business and investors may lose their entire investment.

Ms. Funt does not have any experience conducting a securities offering. Consequently, we may not be able to raise any funds successfully. Also, the best effort offering does not require a minimum amount to be raised. If we are not able to raise sufficient funds, we may not be able to fund our operations as planned, and our business will suffer and your investment may be materially adversely affected. Our inability to successfully conduct a best-effort offering could be the basis of your losing your entire investment in us.

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Due to the lack of a trading market for our securities, you may have difficulty selling any shares you purchase in this offering.

We are not registered on any market or public stock exchange. There is presently no demand for our common stock and no public market exists for the shares being offered in this prospectus. We plan to contact a market maker immediately following the completion of the offering and apply to have the shares quoted on the Over-the-Counter Bulletin Board (“OTCBB”). The OTCBB is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter securities. The OTCBB is not an issuer listing service, market or exchange. Although the OTCBB does not have any listing requirements, to be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC or applicable regulatory authority. If we are not able to pay the expenses associated with our reporting obligations we will not be able to apply for quotation on the OTC Bulletin Board. Market makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 to 60 day grace period if they do not make their required filing during that time. We cannot guarantee that our application will be accepted or approved and our stock listed and quoted for sale. As of the date of this filing, there have been no discussions or understandings between Remaro Group Corp. and anyone acting on our behalf, with any market maker regarding participation in a future trading market for our securities. If no market is ever developed for our common stock, it will be difficult for you to sell any shares you purchase in this offering. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all. In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

We will incur ongoing costs and expenses for sec reporting and compliance. Without revenue we may not be able to remain in compliance, making it difficult for investors to sell their shares, if at all.

The estimated cost of this registration statement is $8,000 which will be paid from offering proceeds. If the offering proceeds are less than registration cost, we will have to utilize funds from Marina Funt, our sole officer and director, who has verbally agreed to loan the Company funds to complete the registration process. Ms. Funt’s verbal agreement to provide us loans for registration costs is non- binding and discretionary. After the effective date of this prospectus, we will be required to file annual, quarterly and current reports, or other information with the SEC as provided by the Securities Exchange Act. We will voluntarily continue reporting in the absence of an SEC reporting obligation. We plan to contact a market maker immediately following the close of the offering and apply to have the shares quoted on the OTC Electronic Bulletin Board. To be eligible for quotation, issuers must remain current in their filings with the SEC. In order for us to remain in compliance we will require future revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources. The costs associated with being a publicly traded company in the next 12 month will be approximately $10,000. If we are unable to generate sufficient revenues to remain in compliance it may be difficult for you to resell any shares you may purchase, if at all. Also, if we are not able to pay the expenses associated with our reporting obligations we will not be able to apply for quotation on the OTC Bulletin Board.

The Company's investors may suffer future dilution due to issuances of shares for various considerations in the future.

Our Articles of Incorporation authorizes the issuance of 75,000,000 shares of common stock, par value $0.001 per share, of which 8,000,000 shares are currently issued and outstanding. If we sell the 8,000,000 shares being offered in this offering, we would have 16,000,000 shares issued and outstanding. As discussed in the “Dilution” section below, the issuance of the shares of common stock described in this prospectus will result in substantial dilution in the percentage of our common stock held by our existing shareholders. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

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FORWARD LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risk and uncertainties. We use words such as “anticipate”, “believe”, “plan”, “expect”, “future”, “intend”, and similar expressions to identify such forward-looking statements. Investors should be aware that all forward-looking statements contained within this filing are good faith estimates of management as of the date of this filing. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us as described in the “Risk Factors” section and elsewhere in this prospectus.

USE OF PROCEEDS

Our offering is being made on a self-underwritten and “best-efforts” basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $0.01. The following table sets forth the uses of proceeds assuming the sale of 25%, 50%, 75% and 100%, respectively, of the securities offered for sale by the Company. There is no assurance that we will raise the full $80,000 as anticipated and there is no guarantee that we will receive any proceeds from the offering.

Description	If 25% shares sold	If 50% shares sold	If 75% shares sold	If 100% shares sold
	Fees	Fees	Fees	Fees
Office Expenses	2,000	4,000	7,000	9,000
Website Development	-	3,000	4,000	5,000
Marketing Campaign	-	12,000	25,000	36,000
Sales	-	3,000	6,000	12,000
SEC reporting and compliance	10,000	10,000	10,000	10,000
Gross proceeds	20,000	40,000	60,000	80,000
Offering expenses	8,000	8,000	8,000	8,000
Net proceeds	12,000	32,000	52,000	72,000

The above figures represent only estimated costs. The estimated cost of this registration statement is $8,000 which will be paid from offering proceeds. If the offering proceeds are less than registration costs, Marina Funt, our president and director, has verbally agreed to loan the Company funds to complete the registration process. Ms. Funt’s verbal agreement to provide us loans for registration costs is non-binding and discretionary. Also, these loans would be necessary if the proceeds from this offering will not be sufficient to implement our business plan and maintain reporting status and quotation on the OTC Electronic Bulletin Board when and if our common stocks become eligible for trading on the Over-the-Counter Bulletin Board. Ms. Funt will not be paid any compensation or anything from the proceeds of this offering. There is no due date for the repayment of the funds advanced by Ms. Funt. Ms. Funt will be repaid from revenues of operations if and when we generate sufficient revenues to pay the obligation.

The current use of proceeds tables provides us with the capital we believe it will take for us to reach a level of development that we can begin acquiring clients and actually provide a service to these clients that is satisfactory at minimum. Each table represents a different level of funds that would result in increased or decreased customers and services provided as a result. However, we cannot say with any certainty exactly how substantially, or to what effect, the following values will materially alter the results of our future business operations.

DETERMINATION OF OFFERING PRICE

The offering price of the shares has been determined arbitrarily by us. The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company. In determining the number of shares to be offered and the offering price, we took into consideration our cash on hand and the amount of money we would need to implement our business plan. Accordingly, the offering price should not be considered an indication of the actual value of the securities.

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DILUTION

Dilution represents the difference between the Offering price and the net tangible book value per share immediately after completion of this Offering. Net tangible book value is the amount that results from subtracting total liabilities and from total assets. Dilution arises mainly as a result of our arbitrary determination of the Offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholder.

As of January 31, 2017, Total Stockholders' Equity was: $5,560. Prior to January 31, 2017, we sold 8,000,000 shares of common stocks to our sole officer and director, at a price of $0.001 per share, for net proceeds of $8,000 which were received on August 5, 2016.

If 100% of the Shares Are Sold:

Upon completion of this offering, in the event all of the shares are sold, the net tangible book value as of January 31, 2017 of the 16,000,000 shares to be outstanding will be $77,560 or approximately $0.0048 per share. The net tangible book value per share prior to the offering is $0.0007. The net tangible book value of the shares held by our existing stockholders will be increased by $0.0041 per share without any additional investment on their part. Investors in the offering will incur an immediate dilution from $0.01 per share to $0.0048 per share.

After completion of this offering, if 8,000,000 shares are sold, investors in the offering will own 50% of the total number of shares then outstanding for which they will made cash investment of $80,000 or $0.01 per share. Our existing stockholder will own 50% of the total number of shares then outstanding, for which she has made contributions of cash totalling $8,000 or $0.001 per share.

If 75% of the Shares Are Sold

Upon completion of this offering, in the event 6,000,000 shares are sold, the net tangible book value as of January 31, 2017 of the 14,000,000 shares to be outstanding will be $57,560, or approximately $0.0041 per share. The net tangible book value per share prior to the offering is $0.0007. The net tangible book value of the shares held by our existing stockholders will be increased by $0.0034 per share without any additional investment on their part. Investors in the offering will incur an immediate dilution from $0.01 per share to $0.0041 per share.

After completion of this offering investors in the offering will own approximately 42.86% of the total number of shares then outstanding for which they will made cash investment of $60,000, or $0.01 per share. Our existing stockholder will own approximately 57.14% of the total number of shares then outstanding, for which she has made contributions of cash totaling $8,000 or $0.001 per share.

If 50% of the Shares Are Sold

Upon completion of this offering, in the event 4,000,000 shares are sold, the net tangible book value as of January 31, 2017 of the 12,000,000 shares to be outstanding will be $37,560 or approximately $0.0031 per share. The net tangible book value per share prior to the offering is $0.0007. The net tangible book value of the shares held by our existing stockholders will be increased by $0.0024 per share without any additional investment on their part. Investors in the offering will incur an immediate dilution from $0.01 per share to $0.0031 per share.

After completion of this offering investors in the offering will own approximately 33.33% of the total number of shares then outstanding for which they will made cash investment of $40,000, or $0.01 per share. Our existing stockholder will own approximately 66.67% of the total number of shares then outstanding, for which she has made contributions of cash totaling $8,000 or $0.001 per share.

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If 25% of the Shares Are Sold

Upon completion of this offering, in the event 2,000,000 shares are sold, the net tangible book value as of January 31, 2017 of the 10,000,000 shares to be outstanding will be $17,560 or approximately $0.0017 per share. The net tangible book value per share prior to the offering is $0.0007. The net tangible book value of the shares held by our existing stockholders will be increased by $0.0010 per share without any additional investment on their part. Investors in the offering will incur an immediate dilution from $0.01 per share to $0.0017 per share.

After completion of this offering investors in the offering will own approximately 20% of the total number of shares then outstanding for which they will made cash investment of $20,000, or $0.01 per share. Our existing stockholder will own approximately 80% of the total number of shares then outstanding, for which she has made contributions of cash totaling $8,000 or $0.001 per share.

The following table compares the differences of your investment in our shares with the investment of our existing stockholders.

Existing Stockholder if all of the Shares are Sold:
Price per share	$0.001
Net tangible book value per share before offering	$0.0007
Potential gain to existing shareholder	$80,000
Net tangible book value per share after offering	$0.0048
Increase (decrease) to present stockholders in net tangible book value per share after offering	$0.0041
Capital contributions	$8,000
Number of shares outstanding before the offering	8,000,000
Number of shares after offering assuming the sale of 100% of shares	16,000,000
Percentage of ownership after offering	50%

Existing Stockholder if 75% of Shares are Sold:
Price per share	$0.001
Net tangible book value per share before offering	$0.0007
Potential gain to existing shareholder	$60,000
Net tangible book value per share after offering	$0.0041
Increase (decrease) to present stockholders in net tangible book value per share after offering	$0.0034
Capital contributions	$8,000
Number of shares outstanding before the offering	8,000,000
Number of shares after offering assuming the sale of 75% of shares	14,000,000
Percentage of ownership after offering	57.14%

Existing Stockholder if 50% of Shares are Sold:
Price per share	$0.001
Net tangible book value per share before offering	$0.0007
Potential gain to existing shareholder	$40,000
Net tangible book value per share after offering	$0.0031
Increase (decrease) to present stockholders in net tangible book value per share after offering	$0.0024
Capital contributions	$8,000
Number of shares outstanding before the offering	8,000,000
Number of shares after offering assuming the sale of 50% of shares	12,000,000
Percentage of ownership after offering	66.67%
Existing Stockholder if 25% of Shares are Sold:
Price per share	$0.001
Net tangible book value per share before offering	$0.0007
Potential gain to existing shareholder	$20,000
Net tangible book value per share after offering	$0.0018
Increase (decrease) to present stockholders in net tangible book value per share after offering	$0.0009
Capital contributions	$8,000
Number of shares outstanding before the offering	8,000,000
Number of shares after offering assuming the sale of 50% of shares	10,000,000
Percentage of ownership after offering	80%

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Purchasers of Shares in this Offering if all 100% Shares Sold

Price per share	$0.01
Dilution per share	$0.0052
Capital contributions	$80,000
Number of shares after offering held by public investors	8,000,000
Percentage of capital contributions by existing shareholder	9.09%
Percentage of capital contributions by new investors	90.91%
Percentage of ownership after offering	50%

Purchasers of Shares in this Offering if 75% of Shares Sold

Price per share	$0.01
Dilution per share	$0.0059
Capital contributions	$60,000
Percentage of capital contributions by existing shareholder	11.76%
Percentage of capital contributions by new investors	88.24%
Number of shares after offering held by public investors	6,000,000
Percentage of ownership after offering	42.86%

Purchasers of Shares in this Offering if 50% of Shares Sold

Price per share	$0.01
Dilution per share	$0.0069
Capital contributions	$40,000
Percentage of capital contributions by existing shareholder	16.67%
Percentage of capital contributions by new investors	83.33%
Number of shares after offering held by public investors	4,000,000
Percentage of ownership after offering	33.33%
Purchasers of Shares in this Offering if 25% of Shares Sold

Price per share	$0.01
Dilution per share	$0.0082
Capital contributions	$40,000
Percentage of capital contributions by existing shareholder	20.00%
Percentage of capital contributions by new investors	80.00%
Number of shares after offering held by public investors	2,000,000
Percentage of ownership after offering	20.00%

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MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

You should read the following discussion and analysis of our financial condition and results of operations together with our consolidated financial statements and the related notes and other financial information included elsewhere in this prospectus. Some of the information contained in this discussion and analysis or set forth elsewhere in this prospectus, including information with respect to our plans and strategy for our business and related financing, includes forward-looking statements that involve risks and uncertainties. You should review the “Risk Factors” section of this prospectus for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

We qualify as an “emerging growth company” under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

•	have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

•	provide an auditor attestation with respect to management’s report on the effectiveness of our internal controls over financial reporting;

•

comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

•	submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay” and “say-on-frequency;” and

•	disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the CEO’s compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues is $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates is $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

Our cash balance was $6,624 as of January 31, 2017. We believe our cash balance is not sufficient to fund our operations for any period of time. We have been utilizing and may utilize funds from Marina Funt, our Chairman and President, who has informally agreed to advance funds to allow us to pay for offering costs, filing fees, and professional fees. As of January 31, 2017, Ms. Funt has advanced to us $1,064. Ms. Funt, however, has no formal commitment, arrangement or legal obligation to advance or loan funds to the Company. In order to implement our plan of operations for the next twelve month period, we require a minimum of $32,000 of funding from this offering. Being a development stage company, we have very limited operating history and we do not currently have any arrangements for additional financing. Our principal executive offices are located at Calle Robles, Casa 25, Quito, Ecuador. Our phone number is +56-2-2979-1247.

We are a development stage company and we have generated $4,000 in revenue to date. Our full business plan entails activities described in the Plan of Operation. Long term financing beyond the maximum aggregate amount of this offering may be required to expand our business. The exact amount of funding will depend on the scale of our development and expansion. We currently have not planned our expansion, and we have not decided yet on the scale of our development and expansion and on the exact amount of funding needed for our long term financing. If we do not generate sufficient revenue, we may need a minimum of $10,000 of additional funding at the end of the twelve month period described in our “Plan of Operation” below to maintain a reporting status.

Our independent registered public accountant has issued a going concern opinion. This means that there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills. This is because we have not generated substantial revenues and no substantial revenues are anticipated until we complete our initial business development. There is no assurance we will ever reach that stage.

To meet our need for cash we are attempting to raise money from this offering. If we are unable to successfully find customers we may quickly use up the proceeds from this offering and will need to find alternative sources. At the present time, we have not made any arrangements to raise additional cash, other than through this offering.

If we need additional cash and cannot raise it, we will either have to suspend operations until we do raise the cash, or cease operations entirely. Even if we raise $80,000 from this offering, we may need more funds for ongoing business operations after the first year, and would have to obtain additional funding.

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PLAN OF OPERATION

We were incorporated in the State of Nevada on March 31, 2016. We have never declared bankruptcy, have never been in receivership, and have never been involved in any legal action or proceedings. Since incorporation, we have not made any significant purchase or sale of assets. We are a development stage company that generated $4,000 of revenue as of January 31, 2017 and just recently started our operations. If we are unable to successfully find clients who will use our service, we may quickly used up the proceeds from this offering.

We are a touristic agency, currently located in Ecuador, that seeks tour guides for individual or group tours in particular localities. We aim to offer services of a freelance local guide, known also as a pointman (hereinafter referred as ‘guide’ or ‘local guide’) around the vicinities of our customers’ choice. The services are aimed at private persons, or groups of them on a collective voyage.

We intend to spend money on research and development when our business plan is complete in order to develop our business. We do not expect to purchase or sell plant or significant equipment. Further we do not expect significant changes in the number of employees.

Our plan of operations is as follows:

Quarter	Description
1-3 months Office Expenses

As we are currently at the initial stage and we do not possess a web platform we are aimed to obtain, we are in need of office rooms where we can meet our customers in person. To deliver our services properly we require a furnished office room with two tables for the director and the manager to work with customers, chairs, phone connection, access to the Internet, shelves to keep the documents, prospects etc. Two PCs or laptops are required to maintain documentation and keep the records and their back ups. We also need to obtain a printer and a copier to print necessary documentation. To keep the business running as described we need at least $4,000 (if we sell 50% of the shares). In case we sale 75% of shares we plan to set up more comfortable working environment by obtaining an air-conditioner, comfortable armchair and sofas for waiting customers, a 60” HD television set for demonstration purposes. In case we sell 100% of the shares offered we will need minimum $9,000.  As we expect business to grow we might need workplaces for more than one manager, a workplace for an IT specialist to maintain the web platform. We might need to set up a separate room where guides and tourists may have initial discussions or where we can make presentation for a group of tourists.

4-7 months Website Development

We require a simple web site or a landing page with a section of portfolios of our guides. We plan to apply to a designing agency for a user interface design and also we plan to apply to an IT company have the website coded and hosted properly. To complete this stage, we need aproximataly $3,000 (in case we sell 50% of the shares).

In case we sell 75% of the shares offered we require a proper website to keep the database of every guide working with us, with each guide represented at a separate section of the website. We expect this to help customers to choose a guide they want by comparing their services, prices and achievements. We also plan to keep the portfolios of blacklisted guides, visible only to the site administrator. All these requirements are likely to result in the rise of expenses on the complete site redesign, tweaking the code of the site, renting bigger space on the web server. As the structure of the platform becomes more elaborate, an IT specialist will be needed to maintain the site properly.  To perform the job more efficiently we plan to connect all working computers into an office network, which also requires proper establishing and maintenance. It will cost us $4,000.

If we sell 100% of shares we plan to order a web platform supporting multiple languages for users from other countries, capable of holding a larger database of guides and customers with an option to expand the database. Growth of database is likely to be followed by renting a large storing space on the web server. As the website holding private information we might be vulnerable to hacker attacks, which we would like to avoid happening. Professional anti-virus software is required to be installed on our web server and all the working computers. So we are likely to need more IT specialists to maintain 1) office network 2) our web server.

As additional features we may built in a chatbot into our website and connect it to the following popular messengers: Whatsapp, Viber, Telegram, and Kik to answer the frequently asked questions from our customers. It will cost us $5,000.

4-12 months Marketing Campaign

We plan to promote our services mostly through the Internet. If we sell 50% of the shares we plan to spend minimum $12,000 for the marketing. In case we sell 75% of shares and collect $60,000 we plan to invest in SEO (Search Engine Optimisation) to be displayed as recommended website in search inquiries of search engines such as Google, Bing, Yahoo and similar ones. In case we sell 100% shares we plan to make video commercials to be viewed on pop-up banners on the websites related to tourism. Also, we may develop a cross platform application for smartphones and tablets to ease finding a guide with the help of geo-positioning service. It will cost us $36,000 minimum.

8-12 months Sales

Our director is likely to perform most of the jobs when the business only begins. The director has a plan to start the blogs, update them and monitor the statistic; make a search for guides from the pool of director’s own professional contacts.

The growth of interest of our potential customers and the consequent growth of business might lead to hiring more staff to work with incoming customers’ inquiries or requests. Sale managers might be needed to perform executing of contracts between guides and the company, and between guides and the customers, as well as assisting both parties if there is a need to.

The cost range is $3,000-12,000 depending on how many shares we sell.

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Estimated Expenses for the Next Twelve Month Period

The following provides an overview of our estimated expenses to fund our plan of operation over the next twelve months.

Description	If 25% shares sold	If 50% shares sold	If 75% shares sold	If 100% shares sold
	Fees	Fees	Fees	Fees
Office Expenses	2,000	4,000	7,000	9,000
Website Development	-	3,000	4,000	5,000
Marketing Campaign	-	12,000	25,000	36,000
Sales	-	3,000	6,000	12,000
SEC reporting and compliance	10,000	10,000	10,000	10,000
Gross proceeds	20,000	40,000	60,000	80,000
Offering expenses	8,000	8,000	8,000	8,000
Net proceeds	12,000	32,000	52,000	72,000

OFF-BALANCE SHEET ARRANGEMENTS

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

LIMITED OPERATING HISTORY; NEED FOR ADDITIONAL CAPITAL

There is no historical financial information about us upon which to base an evaluation of our performance. We are in the start-up stage of operations and have $4,000 of revenues as of January 31, 2017. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources and possible cost overruns due to price and cost increases in services and products.

We have no assurance that future financing will be available to us on acceptable terms. If financing is not available on satisfactory terms, we may be unable to continue, develop or expand our operations. Equity financing could result in additional dilution to existing shareholder.

Results of operations

From March 31, 2016 (Inception) to January 31, 2017

During the period we incorporated the Company, we prepared a business plan. Our loss since inception is $2,440. We have just recently started our business operations; however, we will not start significant operations until we have completed this offering.

LIQUIDITY AND CAPITAL RESOURCES

As of January 31, 2017, the Company had $6,624 cash and our liabilities were $1,064, comprised of an amount owed to Marina Funt, our sole officer and director. The available capital reserves of the Company are not sufficient for the Company to remain operational. We require minimum funding of approximately $32,000 to conduct our proposed operations and pay all expenses for a minimum period of one year including expenses associated with this offering and maintaining a reporting status with the SEC.

Since inception, we have sold 8,000,000 shares of common stock to our sole officer and director, at a price of $0.001 per share, for net proceeds of $8,000.

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We are attempting to raise funds to proceed with our plan of operations. We will have to utilize funds from Marina Funt, our sole officer and director, who has verbally agreed to loan the Company funds to complete the registration process if offering proceeds are less than registration costs. However, Ms. Funt has no formal commitment, arrangement or legal obligation to advance or loan funds to the Company. Ms. Funt’s verbal agreement to provide us loans for registration costs is non-binding and discretionary. To proceed with our operations within 12 months, we need a minimum of $32,000. We cannot guarantee that we will be able to sell all the shares required to satisfy our 12 month financial requirements. If we are successful, any money raised will be applied to the items set forth in the Use of Proceeds section of this prospectus. We will attempt to raise at least the minimum funds necessary to proceed with our plan of operations. In the long term we may need additional financing. We do not currently have any arrangements for additional financing. Obtaining additional funding will be subject to a number of factors, including general market conditions, investor acceptance of our business plan and initial results from our business operations. These factors may impact the timing, amount, terms or conditions of additional financing available to us. There is no assurance that any additional financing will be available or if available, on terms that will be acceptable to us.

Our auditors have issued a “going concern” opinion, meaning that there is substantial doubt if we can continue as an on-going business for the next twelve months unless we obtain additional capital. No substantial revenues are anticipated until we have completed the financing from this offering and implemented our plan of operations. Our only source for cash at this time is investments by others in this offering. We must raise cash to implement our strategy and stay in business. The amount of the offering will likely allow us to operate for at least one year and have the capital resources required to cover the material costs with becoming a publicly reporting. The Company anticipates over the next 12 months the cost of being a reporting public company will be approximately $10,000.

The Company will have to meet all the financial disclosure and reporting requirements associated with being a publicly reporting company. The Company’s management will have to spend additional time on policies and procedures to ensure it is compliant with various regulatory requirements, especially that of Section 404 of the Sarbanes-Oxley Act of 2002. This additional corporate governance time required of management could limit the amount of time management has to implement is business plan and impede the speed of its operations.

Should the Company fail to raise a minimum of $32,000 under this offering, the Company would be forced to scale back or abandon the implementation of its 12-month plan of operations.

DESCRIPTION OF BUSINESS

We are a touristic agency, currently located in Ecuador, that seeks tour guides for individual or group tours in particular localities. We aim to offer services of a freelance local guide, known also as a pointman (hereinafter referred as ‘guide’ or ‘local guide’) around the vicinities of our customers’ choice. The services are aimed at private persons, or groups of them on a collective voyage. The customers (to whom we may refer as “tourists”) are assigned to a particular guide once they complete their request, receive and sign the contract.

We plan to operate our tours exclusively in Ecuador. Ecuador is a land of rich cultural and historical attractions such as: City of Quito, City of Cuenca, El Cajas National Park, Pailon Del Diablo Waterfall, Cotopaxi Summit, The Galapagos Islands, Tena Jungles, Cuyabeno Wildlife Reserve etc.

The guide’s duties are to take the customers into the requested locality, deliver touristic services properly and provide safety to the tourist. We plan to explain the rules and safety precautions before the tour. We plan to explain the safety rules before the tour. These rules include general requirements which can be helpful during the tour, a list of the necessary things (for example type of clothes or personal care products) that are recommended to take, an overview of major issues related to safety. We require to have health insurance and accident insurance for the whole tour from the tourists. After the service is delivered, the tour guide may receive a review, which we plan to attach to this guide’s profile. As a developing company we are interested in finding people, preferably with the experience in services of a guide, who can organize for our customers’ various itineraries (hereinafter referred also as ‘tours’) of different types and of good quality. We expect the tours range from city tours around famous places, or simply showing from the airport to the train station, to tours around locations relevant to modern pop, rock or urban culture, as well as tours relevant to culinary arts or cuisine history, or tours around places of our customers’ interest. As business develops we hope to find professional guides to take our customers to mountains, forests and other locations in the wilderness.

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We have portfolios of local tour guides that wish to work with us on a freelance basis. According to customers’ request to visit a particular place, or experience a particular tour we offer a few candidates capable of satisfying their needs. We charge a fee for our services. The rest of the payment is due to occur when customers and their guides meet to receive and deliver services correspondingly. No payments or money transfers between customers and guides shall occur if the services are cancelled due to unexpected changes of weather conditions, or sudden illness of a tour guide or tourists, or of any other obstacles of unpredictable nature. In case the tour guide is incapable of delivering a service for known or unknown reason, we take responsibility to find a substitute guide. We also take a responsibility to be a mediator between customers and guides in case any dispute over our services arises. Provided that business expands, we may think of taking it to a new level and introduce our customers and guides to a web platform where guides can promote their services.

We plan to obtain a website to promote our guides by showing their portfolios: photos, service description, the price of services, and job achievements. To set up their profiles, we request credentials to verify identity and by doing so we expect to lower the possibility of scams and frauds. Also it can make payment for the service easier. The customers can check to see if the guide resides in the location they are seeking, what other services this guide delivers or how this guide is rated by the customers.

A private person, or a group of tourists, intending to set off for a voyage (hereinafter referred as our ‘customers’) fill out a question form and post their request online, or answer to our offer. A sample request might be as follows, “Need a guide for places related to the history of rock-n-roll in London”. Customers may apply directly, by phone or via the web platform. Customers may choose a particular guide or we may search our database and offer a few candidates. Prior to the contract we inform the customers about prices, payment details and what exactly the service includes. The customers might discuss the time of their arrival, the longevity of their tour or any peculiarities of it, and the total cost. The customers may request to find another guide if, for some reason, the recommended one proves dissatisfying. We, as a company, would inquire their reasons to do so because we are interested in guides who can provide decent services and communication, thus promoting a good image of the company they work for. We also think of collecting the feedbacks of our customers to improve and develop our services. We may develop a system of reviewing both guides and customers to pursue two goals: 1) improving the services 2) reduce chances of fraud.

Once both parties agree, they meet for the service delivery to occur. After the customers receive their services they may leave their feedback regarding the quality of the service. We also expect to make it possible that during their tours, customers can share their photo or video, concerning the tour, in a form of short journal entries at our web platform. We plan to attach links to those entries to the profiles of the corresponding guides.

In order to bring down possible negative reviews that may affect the reputation of the company, we plan to work with those customers who can prove insurance upon registration with the platform (The same applies to when we only provide guides searching services). In сase of serious injuries the company might take responsibility after an investigation takes place to prove that customers were properly informed of possible consequences and they did not violate the safety regulations delivered by their guide, prior to the tour. Operations might be suspended during the time of such claims against the company. We also don’t take any responsibility in case an accident happens to a guide. There is no assurance that accidents will not take place further.

Our principal office address is located at Calle Robles, Casa 25, Quito, Ecuador. Our telephone number is +56-2-2979-1247. Our plan of operation is forward-looking and there is no assurance that we will ever reach profitable operations. We are a development stage company and have generated $4,000 of revenue as of January 31, 2017. It is likely that we will not be able to achieve profitability and would be forced to cease operations due to the lack of funding.

Clients

We expect our customers to be of different ages, coming as individuals or groups. But we only intend to work with adults as they can bear all responsibility for their actions, such as disobedience to their guide.

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Marketing

We plan to promote our services on the websites related to tourism by initiating discussions concerning our services. In case we find customers we plan to contact them via email or messenging apps, for instance Whatsapp, Viber, Telegram or by mail or phone. We also intend to start our own blog with the description of our services, posting logs about people we work with and their experience, as well as safety advice from reputable sources, or recommendations on how to organize a trip. We plan to use Wordpress to start, as it provides a wide range of customization features, statistics about the page, and allows cross-posting to other websites or social platforms. At this stage we also plan to use different web banners for advertising purposes to be placed on web sites attracting potential tourists such as Booking.com. TripAdvisor, AirBnb, and similar.

We plan to invest in SEO (Search Engine Optimization) to be displayed in search inquiries of search engines such as Google, Bing, Yahoo and similar. We also plan to start a video blog (vlog) on our Youtube channel to give our potential customers an inside view of our touristic experience, feedbacks of customers who traveled with us, interviews with our tour guides. We also intend to promote it to the top recommended channels by paying fees for advertizing. We plan to edit the best bits of our videos into commercials to be shown before other YouTube videos. We intend to engage to a professional studio as we desire our vlogs to be attractive and appealing.

We plan to make video commercials to be viewed on pop-up banners on the websites related to tourism. Also, we may develop a cross platform application for smartphones and tablets to ease finding a guide with the help of geo-positioning services. To analyze the activity of our customers we might invest in Google metrics, analytics web technology which can reveal when potential customers generate more traffic on our web platform, what sites bring more referrals (users who click on our interactive advertisements or banners). We expect this investment to help us improve marketing strategies.

Competition

The tour related industry may look difficult to enter as there are many companies which provide a wider range of services. We see our competitive advantage in focusing on only one niche with a specific offer. We intend to hire guides from the local people who wish them to perform such services. We do not charge for transfers nor housing (as we do not provide them) or any hidden services or taxes. We seek people willing to get the most from their tours and skip regular or mass-touristic attractions. Our services are for those who want to explore new places in a way that locals know them, which we believe is a unique experience.

Revenue

As a touristic agency, we provide guide service to our potential customers. We will charge our customers minimum $2,000 per a guide package we offer. We also plan to engage with the freelance guides on the outsource basis. We intend to make revenues directly from charging 25% from the freelance guide’s hourly payment. A freelance tourist guide’s approximate hourly rate is $30 per hour. As business grows and we obtain a website of our own we might sell advertising space to tour gear companies or other tourism related services. We might try other possible ways of income, such as selling souvenir clothing items under our own brand, or selling touristic gear under own brand.

Insurance

We do not maintain any insurance and do not intend to maintain insurance in the future. Because we do not have any insurance, if we are made a party of a products liability action, we may not have sufficient funds to defend the litigation. If that occurs a judgment could be rendered against us that could cause us to cease operations.

Employees; Identification of Certain Significant Employees.

We are a start up company and currently have no employees other than Marina Funt, our sole officer and director. We intend to hire employees on an as needed basis.

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Offices

Our business office is located at Calle Robles, Casa 25, Quito, Ecuador. This is the office provided by our President and Director, Marina Funt. We do not pay any rent to Ms. Funt and there is no agreement to pay any rent in the future. Our telephone number is +56-2-2979-1247.

Government Regulation

We will be required to comply with all regulations, rules, and directives of governmental authorities and agencies applicable to our business in any jurisdiction which we would conduct activities. We do not believe that regulation will have a material impact on the way we conduct our business.

LEGAL PROCEEDINGS

During the past ten years, none of the following occurred with respect to the President of the Company: (1) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (2) any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); (3) being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of any competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting her involvement in any type of business, securities or banking activities; and (4) being found by a court of competent jurisdiction (in a civil action), the SEC or the commodities futures trading commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

We are not currently a party to any legal proceedings, and we are not aware of any pending or potential legal actions.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTER AND CONTROL PERSONS

The name, age and titles of our executive officer and director are as follows:

Name and Address of Executive Officer and/or Director	Age	Position
Marina Funt Calle Robles, Casa 25, Quito, Ecuador	33	President, Treasurer, Secretary and Director (Principal Executive, Financial and Accounting Officer)

Marina Funt has acted as our President, Treasurer, Secretary and sole Director since we incorporated on March 31, 2016. Ms. Funt owns 100% of the outstanding shares of our common stock. As such, it was unilaterally decided that Ms. Funt was going to be our sole President, Chief Executive Officer, Treasurer, and Chief Financial Officer, Chief Accounting Officer, Secretary and sole member of our board of directors. Ms. Funt graduated from Universidad San Francisco de Quito, Faculty of Business Administration in 2009. Since 2009 till 2013, she worked as vice director of travel agency Quito Sungate, LLC (Ecuador). In 2013 she was a co-owner of travel agency Marinex Group Corp. She resigned in 2016. We believe that Ms. Funt’s specific experience, qualifications and skills will enable to develop our business.

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During the past ten years, Ms. Funt has not been the subject to any of the following events:

1.

Any bankruptcy petition filed by or against any business of which Ms. Funt was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time.

2.

Any conviction in a criminal proceeding or being subject to a pending criminal proceeding.

3.

An order, judgment, or decree, not subsequently reversed, suspended or vacated, or any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting Ms. Funt’s involvement in any type of business, securities or banking activities.

4.

Found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Future Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

5.

Was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right to engage in any activity described in paragraph (f)(3)(i) of this section, or to be associated with persons engaged in any such activity;

6.

Was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

7.

Was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

i.

Any Federal or State securities or commodities law or regulation; or

ii.

Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or

iii.

Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

1.

Was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

TERM OF OFFICE

Our Director is appointed to hold office until the next annual meeting of our stockholders or until her respective successor is elected and qualified, or until she resigns or is removed in accordance with the provisions of the Nevada Revised Statues. Our officers are appointed by our Board of Directors and hold office until removed by the Board or until their resignation.

DIRECTOR INDEPENDENCE

Our Board of Directors is currently composed of one member, Marina Funt, who does not qualify as an independent director. In addition, our board of directors has not made a subjective determination as to each director that no relationships exist which, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Had our Board of Directors made these determinations, our board of directors would have reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management.

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COMMITTEES OF THE BOARD OF DIRECTORS

Our Board of Directors has no committees. We do not have a standing nominating, compensation or audit committee.

EXECUTIVE COMPENSATION

MANAGEMENT COMPENSATION

The following tables set forth certain information about compensation paid, earned or accrued for services by our Executive Officer from inception on March 31, 2016 until January 31, 2017:

Summary Compensation Table

Name and Principal Position	Period	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	All Other Compensation ($)	Total ($)
Marina Funt, President, Secretary and Treasurer	March 31, 2016 to January 31, 2017	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-

There are no current employment agreements between the Company and its Officer.

Ms. Funt currently devotes approximately twenty hours per week to manage the affairs of the Company. She has agreed to work with no remuneration until such time as the Company receives sufficient revenues necessary to provide management salaries. At this time, we cannot accurately estimate when sufficient revenues will occur to implement this compensation, or what the amount of the compensation will be.

There are no annuity, pension or retirement benefits proposed to be paid to the officer or director or employees in the event of retirement at normal retirement date pursuant to any presently existing plan provided or contributed to by the Company or any of its subsidiaries, if any.

Director Compensation

The following table sets forth director compensation for the period From Inception (March 31, 2016) to January 31, 2017:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
Marina Funt	-0-	-0-	-0-	-0-	-0-	-0-	-0-

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Marina Funt will not be paid for any underwriting services that she performs on our behalf with respect to this offering.

Other than Ms. Funt’ purchase of founders shares from the Company as stated below, there is nothing of value (including money, property, contracts, options or rights of any kind), received or to be received, by Ms. Funt, directly or indirectly, from the Company.

Prior to January 31, 2017, we issued a total of 8,000,000 shares of restricted common stock to Marina Funt, our sole officer and director in consideration of $8,000 which was received on August 5, 2016. Further, Ms. Funt has advanced funds to us. As of January 31, 2017, Ms. Funt has advanced to us $1,064. Ms. Funt will not be repaid from the proceeds of this offering. There is no due date for the repayment of the funds advanced by Ms. Funt. Ms. Funt will be repaid from revenues of operations if and when we generate sufficient revenues to pay the obligation. There is no assurance that we will ever generate sufficient revenues from our operations. The obligation to Ms. Funt does not bear interest. There is no written agreement evidencing the advancement of funds by Ms. Funt or the repayment of the funds to Ms. Funt. The entire transaction was oral. We have a verbal agreement with Ms. Funt that, if necessary, she will loan the Company funds to complete the registration process.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the number of shares of our common stock owned beneficially as of April 17, 2017 by: (i) each person (including any group) known to us to own more than five percent (5%) of any class of our voting securities, (ii) our director, and or (iii) our officer. Unless otherwise indicated, the stockholder listed possesses sole voting and investment power with respect to the shares shown.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of class
Common Stock	Marina Funt Calle Robles, Casa 25, Quito, Ecuador	8,000,000 shares of common stock (direct)	100

(1) A beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As of  April 17, 2017 , there were 8,000,000 shares of our common stock issued and outstanding.

Future sales by existing stockholders

A total of 8,000,000 shares of common stock were issued to our sole officer and director, all of which are restricted securities, as defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Securities Act. Under Rule 144, the shares can be publicly sold, subject to volume restrictions and restrictions on the manner of sale. Such shares can only be sold after six months provided that the issuer of the securities is, and has been for a period of at least 90 days immediately before the sale, subject to the reporting requirements of section 13 or 15(d) of the Exchange Act. Shares purchased in this offering, which will be immediately resalable, and sales of all of our other shares after applicable restrictions expire, could have a depressive effect on the market price, if any, of our common stock and the shares we are offering.

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There is no public trading market for our common stock. To be quoted on the OTCBB a market maker must file an application on our behalf to make a market for our common stock. As of the date of this Registration Statement, we have not engaged a market maker to file such an application, that there is no guarantee that a market marker will file an application on our behalf, and that even if an application is filed, there is no guarantee that we will be accepted for quotation.

PLAN OF DISTRIBUTION

We are registering 8,000,000 shares of our common stock for sale at the price of $0.01 per share.

This is a self-underwritten offering, and Ms. Funt, our sole officer and director, will sell the shares directly to family, friends, business associates and acquaintances, with no commission or other remuneration payable to her for any shares they may sell. There are no plans or arrangements to enter into any contracts or agreements to sell the shares with a broker or dealer. In offering the securities on our behalf, she will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934. Ms. Funt will not register as a broker-dealer pursuant to Section 15 of the Securities Exchange Act of 1934, in reliance upon Rule 3a4-1, which sets forth those conditions, as noted herein, under which a person associated with an Issuer may participate in the offering of the Issuer’s securities and not be deemed to be a broker-dealer:

1.

Our sole officer and director is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of her participation; and,

2.

Our sole officer and director will not be compensated in connection with her participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

3.

Our sole officer and director is not, nor will she be at the time of her participation in the offering, an associated person of a broker-dealer; and

4.

Our sole officer and director meets the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that she (A) primarily perform, or intend primarily to perform at the end of the offering, substantial duties for or on behalf of our Company, other than in connection with transactions in securities; and (B) she is not a broker or dealer, or been an associated person of a broker or dealer, within the preceding twelve months; and (C) has not participated in selling and offering securities for any issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii). Under Paragraph 3a4-1(a)(4)(iii), our sole officer and director must restricts her participation to any one or more of the following activities:

A.

Preparing any written communication or delivering such communication through the mails or other means that does not involve oral solicitation by her of a potential purchaser; provided, however, that the content of such communication is approved by our sole officer and director;

B.

Responding to inquiries of a potential purchaser in a communication initiated by the potential purchaser; provided, however, that the content of such responses are limited to information contained in a registration statement filed under the Securities Act of 1933 or other offering document; or

C.

Performing ministerial and clerical work involved in effecting any transaction.

Our sole officer and director does not intend to purchase any shares in this offering.

This offering is self-underwritten, which means that it does not involve the participation of an underwriter or broker, and as a result, no broker for the sale of our securities will be used. In the event a broker-dealer is retained by us to participate in the offering, we must file a post-effective amendment to the registration statement to disclose the arrangements with the broker-dealer, and that the broker-dealer will be acting as an underwriter and will be so named in the prospectus. Additionally, FINRA must approve the terms of the underwriting compensation before the broker-dealer may participate in the offering.

To the extent required under the Securities Act, a post-effective amendment to this registration statement will be filed disclosing the name of any broker-dealers, the number of shares of common stock involved, the price at which the common stock is to be sold, the commissions paid or discounts or concessions allowed to such broker-dealers, where applicable, that such broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus and other facts material to the transaction.

We are subject to applicable provisions of the Exchange Act and the rules and regulations under it, including, without limitation, Rule 10b-5 and a distribution participant under Regulation M. All of the foregoing may affect the marketability of the common stock.

All expenses of the registration statement including, but not limited to, legal, accounting, printing and mailing fees are and will be borne by us.

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Penny Stock Regulations

You should note that our stock is a penny stock. The SEC has adopted Rule 15g-9 which generally defines "penny stock" to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and "accredited investors". The term "accredited investor" refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

Procedures for Subscribing

If you decide to subscribe for any shares in this offering, you must

-

execute and deliver a subscription agreement; and

-

deliver a check or certified funds to us for acceptance or rejection.

All checks for subscriptions must be made payable to “Remaro Group Corp.” The Company will deliver stock certificates attributable to shares of common stock purchased directly to the purchasers.

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected with letter by mail within 48 hours after we receive them.

DESCRIPTION OF SECURITIES

GENERAL

Our authorized capital stock consists of 75,000,000 shares of common stock, par value $0.001 per share. As of  April 17, 2017 , there were 8,000,000 shares of our common stock issued and outstanding those were held by one registered stockholder of record and no shares of preferred stock issued and outstanding. Our sole officer and director, Marina Funt owns all 8,000,000 shares of our common stock currently issued and outstanding.

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COMMON STOCK

The following is a summary of the material rights and restrictions associated with our common stock.

The holders of our common stock currently have (i) equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors of the Company; (ii) are entitled to share ratably in all of the assets of the Company available for distribution to holders of common stock upon liquidation, dissolution or winding up of the affairs of the Company (iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights applicable thereto; and (iv) are entitled to one non-cumulative vote per share on all matters on which stock holders may vote. Please refer to the Company’s Articles of Incorporation, Bylaws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of the Company’s securities.

PREFERRED STOCK

We do not have an authorized class of preferred stock.

WARRANTS

We have not issued and do not have any outstanding warrants to purchase shares of our common stock.

OPTIONS

We have not issued and do not have any outstanding options to purchase shares of our common stock.

CONVERTIBLE SECURITIES

We have not issued and do not have any outstanding securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

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INDEMNIFICATION

Under our Articles of Incorporation and Bylaws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of her position, if she acted in good faith and in a manner she reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which she is to be indemnified, we must indemnify her against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to directors or officers under Nevada law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this Prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest directly or indirectly, in the Company or any of its parents or subsidiaries. Nor was any such person connected with Remaro Group Corp. or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

EXPERTS

PRITCHETT, SILER & HARDY, P.C., our independent registered public accounting firm, has audited our financial statements included in this prospectus and registration statement to the extent and for the periods set forth in their audit report. PRITCHETT, SILER & HARDY, P.C. has presented its report with respect to our audited financial statements. Such financial statements are included in this prospectus in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

LEGAL MATTERS

The Mintz Fraade Law Firm, P.C. has opined on the validity of the shares of common stock being offered hereby.

AVAILABLE INFORMATION

We have not previously been required to comply with the reporting requirements of the Securities Exchange Act. We have filed with the SEC a registration statement on Form S-1 to register the securities offered by this prospectus. For future information about us and the securities offered under this prospectus, you may refer to the registration statement and to the exhibits filed as a part of the registration statement. In addition, after the effective date of this prospectus, we will be required to file annual, quarterly and current reports, or other information with the SEC as provided by the Securities Exchange Act. You may read and copy any reports, statements or other information we file at the SEC’s public reference facility maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. Our SEC filings are available to the public through the SEC Internet site at www.sec.gov.

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CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON

ACCOUNTING AND FINANCIAL DISCLOSURE

We have had no changes in or disagreements with our independent registered public accountant.

 FINANCIAL STATEMENTS

Our fiscal year end is July 31, 2016. We will provide audited financial statements to our stockholders on an annual basis; the statements will be prepared by us and audited by PRITCHETT, SILER & HARDY, P.C.

Our financial statements from inception to July 31, 2016, immediately follow:

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PRITCHETT, SILER & HARDY, P.C.

CERTIFIED PUBLIC ACCOUNTANTS

A PROFESSIONAL CORPORATION

1438 N. HIGHWAY 89 STE. 130

FARMINGTON, UTAH  84025

_______________

(801) 447-9572     FAX (801) 447-9578

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders

Remaro Group Corp.

Quito, Ecuador

We have audited the accompanying balance sheets of Remaro Group Corp.as of July 31, 2016 and the related statements of operations, stockholders’ deficit and cash flows for the period from inception (March 31, 2016) to July 31, 2016. These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Remaro Group Corp.as of July 31, 2016 and the results of its operations and cash flows for the period from inception (March 31, 2016) to July 31, 2016 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  The Company has suffered recurring losses and has no operations which raise substantial doubt about its ability to continue as a going concern.  Management’s plans in regard to these matters are described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Pritchett, Siler & Hardy, P.C.

Pritchett, Siler & Hardy, P.C.

Farmington, Utah

December 8, 2016

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REMARO GROUP CORP. BALANCE SHEET
JULY 31, 2016
ASSETS
Current Assets
Cash	$ 86
Total current assets	86
Total Assets	$ 86

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current Liabilities
Loan from related parties	$ 1,064
Total current liabilities	1,064
Total Liabilities	1,064

Stockholders’ Deficit
Common stock, $0.001 par value, 75,000,000 shares authorized;
8,000,000 shares issued and outstanding	8,000
Subscription receivable	(8,000)
Accumulated Deficit	(978)
Total Stockholders’ Deficit	(978)

Total Liabilities and Stockholders’ Deficit	$ 86

The accompanying notes are an integral part of these financial statements.

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REMARO GROUP CORP. STATEMENT OF OPERATIONS
For the period from Inception (March 31, 2016) to July 31, 2016
Operating expenses
General and administrative expenses	978
Net loss from operations	(978)
Loss before provision for income taxes	(978)

Provision for income taxes	-

Net income (loss)	$ (978)

Income (loss) per common share: Basic and Diluted	$ (0.00)*

Weighted Average Number of Common Shares Outstanding: Earnings per share Basic and Diluted	8,000,000 $ 0

The accompanying notes are an integral part of these financial statements.

* denotes a loss of less than $(0.01) per share.

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REMARO GROUP CORP. STATEMENT OF STOCKHOLDER’S DEFICIT FOR THE PERIOD FROM INCEPTION (MARCH 31, 2016) to JULY 31, 2016
	Number of Common Shares	Amount	Subscription receivable	Deficit accumulated	Total
Balance at March 31, 2016, Inception Stock Subscription July 31, 2016	0 8,000,000	0 $ 8,000	0 $ (8,000)	$ - $ -	$ - $ -

Net income (loss) for the year	-	-		(978)	(978)
Balances as of July 31, 2016	8,000,000	8,000	(8,000)	$ (978)	$ (978)

The accompanying notes are an integral part of these financial statements.

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REMARO GROUP CORP. STATEMENT OF CASH FLOWS
For the period from Inception (March 31, 2016) to July 31, 2016
Cash flows from Operating Activities
Net loss	$ (978)
Net cash provided by operating activities	(978)

Cash flows from Investing Activities
Purchase of fixed assets	$ -
Net cash used in investing activities	-

Cash flows from Financing Activities
Proceeds from sale of common stock	-
Proceeds of loan from shareholder	1,064
Net cash provided by financing activities	1,064
Net increase in cash and equivalents	86
Cash and equivalents at beginning of the period	-
Cash and equivalents at end of the period	$ 86
Supplemental cash flow information:
Cash paid for:
Interest	$ -
Taxes	$ -

The accompanying notes are an integral part of these financial statements.

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REMARO GROUP CORP.

NOTES TO THE FINANCIAL STATEMENTS

FOR THE PERIOD FROM INCEPTION (MARCH 31, 2016) TO JULY 31, 2016

NOTE 1 – ORGANIZATION AND BUSINESS

REMARO GROUP CORP. (the “Company”) is a corporation established under the corporation laws in the State of Nevada on March 31, 2016.  The Company’s aim is to offer the services of a freelance local guide, known also as a pointman (hereinafter referred as ‘guide’ or ‘local guide’).

The Company has adopted July 31 fiscal year end.

NOTE 2 – GOING CONCERN

The Company’s financial statements as of July 31, 2016 have been prepared using generally accepted accounting principles in the United States of America applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not yet established an ongoing source of revenues sufficient to cover its operating costs and allow it to continue as a going concern. The Company has accumulated loss from inception (March 31, 2016) to July 31, 2016 of $978. These factors among others raise substantial doubt about the ability of the company to continue as a going concern for a reasonable period of time.

In order to continue as a going concern, the Company will need, among other things, additional capital resources. Management’s plan is to obtain such resources for the Company by obtaining capital from management and significant shareholders sufficient to meet its minimal operating expenses and seeking third party equity and/or debt financing. However, management cannot provide any assurances that the Company will be successful in accomplishing any of its plans. These financial statements do not include any adjustments related to the recoverability and classification of assets or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America.

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Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid instruments purchased with an original maturity of three months or less to be cash equivalents. The Company's bank accounts are deposited in insured institutions. The funds are insured up to $250,000. At July 31, 2016 the Company's bank deposits did not exceed the insured amounts.

Use of Estimates

Preparing financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue, and expenses. Actual results and outcomes may differ from management’s estimates and assumptions.

Stock-Based Compensation

As of July 31, 2016, the Company has not issued any stock-based payments to its employees.

Stock-based compensation is accounted for at fair value in accordance with ASC 718, when applicable.  To date, the Company has not adopted a stock option plan and has not granted any stock options.

Revenue Recognition

The Company follows the guidance of the Accounting Standards Codification (“ASC”) Topic 605, Revenue Recognition. We record revenue when persuasive evidence of an arrangement exists, the services have been provided, the price to the customer is fixed or determinable and collectability of the revenue is reasonably assured.

Income Taxes

The Company follows the liability method of accounting for income taxes.  Under this method, deferred income tax assets and liabilities are recognized for the estimated tax consequences attributable to differences between the financial statement carrying values and their respective income tax basis (temporary differences).  The effect on deferred income tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

New Accounting Pronouncements

There were various accounting standards and interpretations issued recently, none of which are expected to a have a material impact on our financial position, operations or cash flows.

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NOTE 4 – CAPTIAL STOCK

The Company has 75,000,000 shares of common stock authorized with a par value of $0.001 per share.  Upon formation, the Company issued 8,000,000 shares of its common stock to the director at $0.001 per share for total proceeds of $8,000.

As of July 31, 2016, the Company had 8,000,000 shares issued and outstanding. However, the Company had not received the proceeds from the issuance of shares until after the period end (see Note 7).

NOTE 5 – RELATED PARTY TRANSACTIONS

In support of the Company’s efforts and cash requirements, it may rely on advances from related parties until such time that the Company can support its operations or attains adequate financing through sales of its equity or traditional debt financing. There is no formal written commitment for continued support by officers, directors, or shareholders. Amounts represent advances or amounts paid in satisfaction of liabilities. The advances are considered temporary in nature and have not been formalized by a promissory note.

Since March 31, 2016 (Inception) through July 31, 2016, the Company’s sole officer and director loaned the Company $1,064 to pay for incorporation costs and operating expenses.  As of July 31, 2016, the amount outstanding was $1,064. The loan is non-interest bearing, due upon demand and unsecured.

NOTE 6. INCOME TAXES

The reconciliation of income tax benefit at the U.S. statutory rate of 34% for the period from inception to July 31, 2016 to the company’s effective tax rate is as follows:

Tax benefit at U.S. statutory rate	$(333)
Change in valuation allowance	333
$-

The tax effects of temporary differences that give rise to significant portions of the net deferred tax assets at July 31, 2016 are as follows:

Deferred tax assets:
Net operating loss	333
Valuation allowance	(333)
$-

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The Company has approximately $ 978 of net operating losses (“NOL”) carried forward to offset taxable income, if any, in future years which expire in fiscal 2036. In assessing the realization of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. Based on the assessment, management has established a full valuation allowance against all of the deferred tax asset relating to NOLs for every period because it is more likely than not that all of the deferred tax asset will not be realized.

NOTE 7. SUBSEQUENT EVENTS

On August 5, 2016 the Company received $8,000 for the shares subscription receivable recorded at July 31, 2016.

INDEX TO UNAUDITED FINANCIAL STATEMENTS

Balance Sheet – As of January 31, 2017.	F-10

Statement of Operations – For the Three-Month Period Ended January 31, 2017 and Six-Month Period Ended January 31, 2017.	F-11

Statement of Cash Flows – For the Six-Month Period Ended January 31, 2017.	F-12

Notes to Financial Statements	F-13

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REMARO GROUP CORP. BALANCE SHEETS
	JANUARY 31, 2017 (UNAUDITED)	JULY 31, 2016 (AUDITED)
ASSETS
Current Assets
Cash	$ 6,624	$ 86
Total current assets	6,624	86
Total Assets	$ 6,624	$ 86

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current Liabilities
Loan from related parties	$ 1,064	$ 1,064
Total current liabilities	1,064	1,064
Total Liabilities	1,064	1,064

Stockholders’ Deficit
Common stock, $0.001 par value, 75,000,000 shares authorized;
8,000,000 shares issued and outstanding	8,000	8,000
Subscription receivable	-	(8,000)
Accumulated Deficit	(2,440)	(978)
Total Stockholders’ Deficit	5,560	(978)

Total Liabilities and Stockholders’ Deficit	$ 6,624	$ 86

The accompanying notes are an integral part of these financial statements.

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REMARO GROUP CORP. STATEMENTS OF OPERATIONS (UNAUDITED)
	THREE-MONTH PERIOD ENDED JANUARY 31, 2017	SIX-MONTH PERIOD ENDED JANUARY 31, 2017
Revenue	$ 2,000	$ 4,000

Operating expenses
General and administrative expenses	1,905	5,462
Net income (loss) from operations	95	(1,462)
Income (loss) before provision for income taxes	95	(1,462)

Provision for income taxes	-	-

Net income (loss)	$ 95	$ (1,462)

Income (loss) per common share: Basic and Diluted	$ (0,00)	$ (0,00)

Weighted Average Number of Common Shares Outstanding: Basic and Diluted	8,000,000	8,000,000

The accompanying notes are an integral part of these financial statements.

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REMARO GROUP CORP. STATEMENTS OF CASH FLOWS (UNAUDITED)
SIX-MONTH PERIOD ENDED JANUARY 31, 2017
Cash flows from Operating Activities
Net loss	$ (1,462)
Net cash provided by operating activities	(1,462)

Cash flows from Investing Activities
Purchase of fixed assets	$ -
Net cash used in investing activities	-

Cash flows from Financing Activities
Proceeds from sale of common stock	8,000
Proceeds of loan from shareholder	-
Net cash provided by financing activities	8,000
Net increase in cash and equivalents	6,538
Cash and equivalents at beginning of the period	86
Cash and equivalents at end of the period	$ 6,624
Supplemental cash flow information:
Cash paid for:
Interest	$ -
Taxes	$ -

The accompanying notes are an integral part of these financial statements.

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REMARO GROUP CORP.

NOTES TO THE AUDITED FINANCIAL STATEMENTS

FOR THE SIX-MONTH PERIOD ENDED JANUARY 31, 2017

(UNAUDITED)

NOTE 1 – ORGANIZATION AND BUSINESS

REMARO GROUP CORP. (the “Company”) is a corporation established under the corporation laws in the State of Nevada on March 31, 2016.  The Company’s aim is to offer the services of a freelance local guide, known also as a pointman (hereinafter referred as ‘guide’ or ‘local guide’).

The Company has adopted July 31 fiscal year end.

NOTE 2 – GOING CONCERN

The Company’s financial statements as of January 31, 2017 have been prepared using generally accepted accounting principles in the United States of America applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not yet established an ongoing source of revenues sufficient to cover its operating costs and allow it to continue as a going concern. The Company has accumulated loss from inception (March 31, 2016) to January 31, 2017 of $2,440. These factors among others raise substantial doubt about the ability of the company to continue as a going concern for a reasonable period of time.

In order to continue as a going concern, the Company will need, among other things, additional capital resources. Management’s plan is to obtain such resources for the Company by obtaining capital from management and significant shareholders sufficient to meet its minimal operating expenses and seeking third party equity and/or debt financing. However, management cannot provide any assurances that the Company will be successful in accomplishing any of its plans. These financial statements do not include any adjustments related to the recoverability and classification of assets or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid instruments purchased with an original maturity of three months or less to be cash equivalents. The Company's bank accounts are deposited in insured institutions. The funds are insured up to $250,000. At January 31, 2017 the Company's bank deposits did not exceed the insured amounts.

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Use of Estimates

Preparing financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue, and expenses. Actual results and outcomes may differ from management’s estimates and assumptions.

Stock-Based Compensation

As of January 31, 2017, the Company has not issued any stock-based payments to its employees.

Stock-based compensation is accounted for at fair value in accordance with ASC 718, when applicable.  To date, the Company has not adopted a stock option plan and has not granted any stock options.

Revenue Recognition

The Company follows the guidance of the Accounting Standards Codification (“ASC”) Topic 605, Revenue Recognition. We record revenue when persuasive evidence of an arrangement exists, the services have been provided, the price to the customer is fixed or determinable and collectability of the revenue is reasonably assured.

Income Taxes

The Company follows the liability method of accounting for income taxes.  Under this method, deferred income tax assets and liabilities are recognized for the estimated tax consequences attributable to differences between the financial statement carrying values and their respective income tax basis (temporary differences).  The effect on deferred income tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

New Accounting Pronouncements

There were various accounting standards and interpretations issued recently, none of which are expected to a have a material impact on our financial position, operations or cash flows.

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NOTE 4 – CAPTIAL STOCK

The Company has 75,000,000 shares of common stock authorized with a par value of $0.001 per share.  Upon formation, the Company issued 8,000,000 shares of its common stock to the director at $0.001 per share for total proceeds of $8,000.

As of January 31, 2017, the Company had 8,000,000 shares issued and outstanding.

NOTE 5 – RELATED PARTY TRANSACTIONS

In support of the Company’s efforts and cash requirements, it may rely on advances from related parties until such time that the Company can support its operations or attains adequate financing through sales of its equity or traditional debt financing. There is no formal written commitment for continued support by officers, directors, or shareholders. Amounts represent advances or amounts paid in satisfaction of liabilities. The advances are considered temporary in nature and have not been formalized by a promissory note.

Since March 31, 2016 (Inception) through January 31, 2017, the Company’s sole officer and director loaned the Company $1,064 to pay for incorporation costs and operating expenses.  As of January 31, 2017, the amount outstanding was $1,064. The loan is non-interest bearing, due upon demand and unsecured.

NOTE 6 - SUBSEQUENT EVENTS

In accordance with SFAS 165 (ASC 855-10) the Company has analyzed its operations subsequent to January 31, 2017 to the date these financial statements were issued, and has determined that it does not have any material subsequent events to disclose in these financial statements.

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PROSPECTUS

8,000,000 SHARES OF COMMON STOCK

REMARO GROUP CORP.

_______________

Dealer Prospectus Delivery Obligation

Until _____________ ___, 20___, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

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PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs (assuming all shares are sold) of this offering are as follows:

SEC Registration Fee	$8.06
Auditor Fees and Expenses	$3,500
Legal Fees and Expenses	$2,500
EDGAR fees	$1,000
Transfer Agent Fees	$1,000
TOTAL	$8,008.06

(1) All amounts are estimates, other than the SEC’s registration fee.

ITEM 14. INDEMNIFICATION OF DIRECTOR AND OFFICERS

Remaro Group Corp.’s Bylaws allow for the indemnification of the officer and/or director in regards each such person carrying out the duties of his or her office. The Board of Directors will make determination regarding the indemnification of the director, officer or employee as is proper under the circumstances if she has met the applicable standard of conduct set forth under the Nevada Revised Statutes.

As to indemnification for liabilities arising under the Securities Act of 1933, as amended, for a director, officer and/or person controlling Remaro Group Corp., we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and unenforceable.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

Since inception, the Registrant has sold the following securities that were not registered under the Securities Act of 1933, as amended.

Name and Address	Date	Shares	Consideration
Marina Funt Calle Robles, Casa 25, Quito, Ecuador	Issued prior January 31, 2017 and paid for on August 5, 2016	8,000,000	$8,000

We issued the foregoing restricted shares of common stock to our sole officer and director pursuant to Section 4(2) of the Securities Act of 1933. She is a sophisticated investor, is our sole officer and director, and is in possession of all material information relating to us. Further, no commissions were paid to anyone in connection with the sale of the shares and general solicitation was not made to anyone.

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ITEM 16. EXHIBITS

Exhibit Number	Description of Exhibit
3.1	Articles of Incorporation of the Registrant*
3.2	Bylaws of the Registrant*
5.1	Opinion of The Mintz Fraade Law Firm, P.C. *
10.1	Service Agreement dated September 8, 2016 *
10.2	Service Agreement dated December 16, 2016 *
23.1	Consent of PRITCHETT, SILER & HARDY, P.C.
23.2	Consent of The Mintz Fraade Law Firm, P.C. *
99.1	Form of Subscription Agreement *

*Previously filed

ITEM 17. UNDERTAKINGS

The undersigned Registrant hereby undertakes:

1)

To file, during any period in which offers or sales of securities are being made, a post-    effective amendment to this registration statement to:

(i)

Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3)

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4)

That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)

If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

5)

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)

Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)

Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or our securities provided by or on behalf of the undersigned registrant; and

(iv)

Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Quito, Ecuador, on April 17, 2017 ..

REMARO GROUP CORP.

By:	/s/	Marina Funt
	Name:	Marina Funt
	Title:	President, Treasurer and Secretary
(Principal Executive, Financial and Accounting Officer)

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Signature	Title	Date

/s/ Marina Funt
Marina Funt	President, Treasurer, Secretary and Director (Principal Executive, Financial and Accounting Officer)	April 17, 2017

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